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                                                                    EXHIBIT 25.1



                                POWER OF ATTORNEY


We, the undersigned directors and officers of PACCAR Financial Corp., a Washington corporation, hereby severally constitute and appoint T. R. Morton our true and lawful attorney-in-fact, with full power to him to sign for us, and in our names in the capacities indicated below, a Form 10-K of this corporation for fiscal year 1996 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any and all amendments to said Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact to said Form 10-K and any and all amendments thereto.

IN WITNESS WHEREOF each of the undersigned has executed this power of attorney as of the 11th of March 1997.






     /S/ T. R. Morton    President           /S/ D. J. Hovind    Director
     ------------------- and Director        -------------------
     T. R. Morton                            D. J. Hovind




     /S/ P. A. Donohoe   Treasurer           /S/ J. L. Shiplet   Director
     -------------------                     -------------------
     P. A. Donohoe                           J. L. Shiplet




     /S/ M. T. Barkley   Controller          /S/ M. A. Tembreull Director
     -------------------                     -------------------
     M. T. Barkley                           M. A. Tembreull




     /S/ M. C. Pigott    Chairman of         /S/ R. E. Ranheim   Director
     ------------------- the Board           -------------------
     M. C. Pigott        and Director        R. E. Ranheim





     /S/ G. D. Hatchel   Vice President
     ------------------  and Director
     G. D. Hatchel


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